                                                                   EXHIBIT 10.43

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                   -----------------------------------------

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Amended and Restated Agreement") is made and entered into as of the 27th day of February, 1998, by and between FEDERAL REALTY INVESTMENT TRUST, a business trust organized under the laws of the District of Columbia (herein called the "Employer" or the "Trust"), and Steven J. Guttman (herein called the "Executive").

                                  WITNESSETH

     WHEREAS, Executive and Employer entered into an employment agreement dated April 13, 1989 ("Employment Agreement");

     WHEREAS, Employer continues to desire to employ Executive as its President and Chief Executive Officer and Executive continues to desire to serve Employer as its President and Chief Executive Officer; and

     WHEREAS, Employer and Executive desire to amend and restate the Employment Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.   Employment.  Employer hereby continues to employ Executive as its
          ----------
President and Chief Executive Officer to perform the duties set forth in Section 2 of this Amended and Restated Agreement for the salary and for the term set forth in Sections 3 and 6 of this Amended and Restated Agreement, respectively, and subject to all of the other provisions of this Amended and Restated Agreement.

     2.   Duties.  Executive hereby continues to accept employment by Employer
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as its President and Chief Executive Officer and agrees to continue to undertake and assume the responsibilities which would ordinarily or customarily be associated with such a
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position with a comparable employer and to use his reasonable best efforts in performing, for and on behalf of and at the sole cost and expense of Employer, during normal business hours (other than during absences due to illness or vacation) any and all such responsibilities and such additional and related responsibilities as may from time to time be reasonably designated by the Board of Trustees of Employer (the "Board"), including, without limitation, serving as a director of or in an executive capacity in any other entity in which the Trust has a significant interest. Executive shall report to the Board. All other officers of the Trust shall report to Executive or such person(s) as the Executive designates from time to time. From and after the date first written above, Executive may (i) serve on corporate, trade group, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions or programs, (iii) manage his personal, financial and legal affairs, and (iv) invest personally in any business in a private capacity where no actual conflict of interest exists between such investment and the business of the Trust.

     3.   Salary; Bonus; Grant of Options.
          -------------------------------

     (a)  Salary.   Employer agrees to pay Executive, for all services rendered by Executive under this Amended and Restated Agreement, subject to the stock in lieu of salary plan approved by the Compensation Committee of the Board (the "Committee") on September 26, 1997 (the "Stock in Lieu of Salary Plan"), a Basic Salary of $475,000 per annum for the first year, and thereafter during the term of his employment under this Amended and Restated Agreement such greater amount as may be fixed by the Board, in each case in accordance with Employer's customary payroll practices for its executives; provided, however, that if Executive has elected to receive stock in lieu of his Basic Salary pursuant to the Stock in Lieu of Salary Plan, his Basic Salary shall be increased to an amount equal to 133% of his Basic Salary; provided, further, that the amount of the Basic Salary shall in no event be decreased below its then-current level (for cash or stock, as appropriate) and; provided, further, that the amount of the Basic Salary shall be

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increased as of the January lst of each year by no less than fifty (50) percent of the percentage increase if any, in the U.S. Bureau of Labor Statistics, Consumer Price Index, "United States City Average for Urban Wage Earners and Clerical Workers Selected Data (1967-100) all items" for the preceding twelve
(12) months. In the event the aforementioned Index shall have been replaced by an alternate means of cost price measurement, then such replacement cost price measurement will be used. It is expressly understood that the January lst percentage increase shall be applied to the Basic Salary level in effect as of the immediately preceding December 31st and that the January lst percentage increase shall establish the new level of Basic Salary for the then-current year, which level of Basic Salary shall in no event be lower than the level of Basic Salary as of the immediately preceding December 31st. Notwithstanding the foregoing, it is understood and contemplated that the level of Basic Salary may be further increased from time to time by the Board if such additional increases are necessary to accurately reflect the value of Executive's services to Employer and in order to ensure Executive's salary remains competitive with salaries received by chief executive officers of equity real estate investment trusts of the same or larger size than the size of Employer. Notwithstanding the foregoing, nothing in this Amended and Restated Agreement shall be viewed or treated as serving to modify, impinge upon or conflict with any rights previously granted by Employer to Executive under any retirement, stock option, stock grant, disability or other benefit program and all such programs shall remain in full force and effect notwithstanding any provisions of this Amended and Restated Agreement.

     (b)  Bonus.       In addition to the Basic Salary, Executive shall be
eligible annually for the term of his employment under this Amended and Restated Agreement to receive a cash bonus, subject to the stock in lieu of bonus plan approved by the Committee on September 26, 1997 (the "Stock in Lieu of Bonus Plan"), of up to 120% of his Basic Salary in the discretion of the Board upon Executive's performance of all services rendered by him under this Amended and Restated Agreement in accordance with

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

the achievement of the annual or other specific performance criteria fixed by the Board from time to time. If Executive has elected to receive stock in lieu of his Bonus pursuant to the Stock in Lieu of Bonus Plan, his Bonus shall be increased to an amount equal to 133% of his Bonus.

     (c) Grant of September 26, 1997 Options. The parties hereto acknowledge that Executive has been granted an option on September 26, 1997 in the amount of three hundred thousand (300,000) shares of beneficial interest, no par value, of the Trust, as set forth in Exhibit A hereto.

     4.   Benefits.
          --------

     (a) Participation in Employee Benefit Plans. Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by Employer and made generally available to other executive officers of Employer, including, without limitation, all pension, retirement, supplemental retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans. Executive's participation in such plans, practices and programs shall be on not less than the same basis and terms as are applicable to the other executive officers of Employer. Executive shall receive service credit for all purposes, including, without limitation, benefit accrual, vesting and participation under any such plans, practices and programs for the entire term of his employment with Employer since August 14, 1972.

     (b) Vacation and Other Leave.  Executive shall be entitled to receive five
(5) weeks of annual paid vacation, or such greater number of weeks of annual paid vacation as the Committee determines from time to time, to be taken at appropriate times so as not to materially interfere with his duties hereunder. In addition to such paid vacation, Executive shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment for such periods of time and for such valid reasons as the Board in its discretion may determine. Further, the Board shall be entitled to grant to Executive a leave or leaves of absence with or without pay at such time or times and

                                      -4-
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upon such terms and conditions as the Board and Executive may determine.

     (c) Life Insurance. Employer shall provide, at its cost, supplemental multi-year, renewable split-dollar term life insurance coverage for Executive equal to life insurance protection of $5,000,000. Employer shall be the owner of the policy and Executive will be entitled to name the beneficiary thereof, subject to the transfer of the policy to the Executive upon a Termination for Cause or upon Voluntary Resignation under Section 7 hereof upon terms mutually satisfactory to the Trust and the Executive as set forth in the agreement with respect to such policy (or policies) to be entered into by Employer and Executive.

     (d) Disability Insurance. Employer shall maintain, at its cost, supplemental renewable long-term disability insurance as agreed to by Employer and Employee.

     (e) Medical Examination. Employer shall provide, at its cost, a medical examination for Executive on an annual basis at a medical clinic selected by Executive.

     (f) Automobile. Employer shall lease an automobile customary for a senior executive officer of a public company of comparable size for Executive's use and otherwise pay the insurance, maintenance and taxes, if any, in respect of such
automobile.   Executive may select the type of automobile to be leased, subject to the consent of the Chairperson of the Committee.

     (g) Tax Preparation and Financial Planning Assistance. Employer shall provide, at its cost, tax preparation and financial planning assistance for Executive, to be furnished by such advisers as chosen by Executive, up to a maximum aggregate of $10,000 per year.

     (h) Office and Facilities. Consistent with his senior executive status hereunder, Executive shall be provided with an appropriate office at Employer's executive offices and such other location as may be mutually agreed and with an executive assistant selected by Executive to provide organizational, writing, analytical, secretarial, and other support services.

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

   5.  Reimbursement for Business Expenses.  Employer agrees to pay all
       -----------------------------------
reasonable expenses incurred by Executive in furtherance of the business of Employer, including, without limitation, traveling and entertainment expenses, or to reimburse Executive for such reasonable expenses advanced by him.

   6. Term.  Subject to the provisions for termination set forth in Section 7,
      ----
the initial term of Executive's employment under this Amended and Restated Agreement shall be for a period of three (3) years from the date of this Amended and Restated Agreement and shall be automatically extended, at the expiration of the first and each subsequent month of employment under this Amended and Restated Agreement, for additional three (3) year periods beginning on the expiration of each such month, unless one of the parties hereto shall give written notice to the other party hereto on or before ninety (90) days prior to the expiration of such month of such party's intention and election not to so extend the Amended and Restated Agreement.

   7.   Termination.
        -----------

   (a) Termination for Cause. Employer may terminate Executive's employment under this Amended and Restated Agreement for "Cause" only in the manner set forth below. For purposes of this Amended and Restated Agreement or any amendment or modification hereto, Employer shall be deemed to have terminated Executive's employment for "Cause" in the event that Executive's employment is terminated for any of the following reasons:

               willful and continual failure to use reasonable best efforts
                    (other than failure due to disability or Executive's termination of his employment with the Trust under Section 7(c) hereof) to substantially perform his duties with the Trust after demand for substantial performance is delivered by the Trust in writing specifically identifying the manner in which the Trust believes Executive has not used reasonably best efforts to

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

                    substantially perform his duties and after expiration of a reasonable time for Executive to pursue diligently a cure to such demand;

               willful misconduct which is demonstrably and materially injurious to Employer or an affiliate thereof, monetarily or otherwise; or conviction of, or plea of guilty or nolo
               (i) contendere to, a felony; provided, however, that no termination of Executive under clause (i) or (ii) shall occur until (x) there shall have been delivered to Executive a copy of the written resolution adopted by two thirds of the Board (excluding Executive for purposes of determining this approval) in good faith at a duly called meeting thereof setting forth that Executive was guilty of the conduct set forth in any such clause and specifying the particulars thereof in detail and (y) Executive shall have been provided an opportunity to be heard by the Board at such meeting with 45 days' advance written notice thereof, and; provided, further, that no act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interests of the Trust and no failure to perform by Executive after a notice of termination hereunder is given by the Trust shall constitute "Cause" for purposes of this definition.

          Executive shall be entitled to the assistance of his counsel (at the expense of the Trust) in contesting or otherwise disputing in good faith any allegation or finding of such conduct in any Board meeting or any subsequent judicial or other proceeding instigated by Executive, the Trust, or any third party. Under no circumstances shall

                                      -7-
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Executive be obligated to pay or reimburse the Trust for any attorneys' fees and expenses incurred by the Trust. In the event that Executive's employment is terminated for Cause, Employer only will be obligated to pay to Executive the compensation due and payable to him hereunder as of the date of Executive's termination of employment.

      (b) Termination Upon Voluntary Resignation. Executive may terminate his employment in all capacities under this Amended and Restated Agreement at any time by giving written notice to Employer at least six (6) months prior to the effective termination date stated in such notice. In the event of such termination, Employer only will be obligated to pay to Executive the compensation, including, without limitation, any bonus previously awarded but unpaid, due and payable to him hereunder as of the effective date of termination.

      (c) Termination Without Cause. Executive may terminate his employment under this Amended and Restated Agreement effective immediately by written notice to Employer, given within six (6) months after the occurrence of any of the following events without Executive's written consent:

               (i) The nature of Executive's duties or the scope of his responsibilities as set forth herein are materially modified without Executive's written consent; or

               (ii) Employer changes the location of its principal office to be outside a fifty (50) mile radius of Washington, D.C.; or

               (iii)  The occurrence of a Change in Control as defined in
                      Section 1 of Executive's Executive Agreement with Employer, as amended; or

               (iv)   Executive is not reappointed as a member of the Board; or

               (v)    A Chairman of the Board is appointed other than Executive;
                      or

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               (vi)   This Amended and Restated Agreement is not assumed by any
                      successor to Employer pursuant to Section 15(c) hereof in a situation other than a Change in Control.

          In the event of any such termination by Executive, Executive shall be entitled to receive, and Employer shall be obligated to provide to Executive, all payments, compensation (including, without limitation, a bonus for each year of the remaining term of Executive's employment under this Amended and Restated Agreement at least equal to the greater of (i) the greatest annual aggregate amount of any cash or stock bonuses paid to Executive in respect of any of the three (3) fiscal years immediately preceding such termination by Executive (it being understood and agreed that this amount shall not include compensation paid pursuant to performance share awards) or (ii) the amount equal to Executive's maximum aggregate cash or stock bonus (it being understood and agreed that a bonus shall not include compensation paid pursuant to performance share awards) which could be awarded for the fiscal year in which such termination by Executive occurs had he continued his employment until the end of such fiscal year, assuming all performance targets and goals (if applicable) had been fully met by Employer and by Executive, as applicable, for such year), and other benefits provided under this Amended and Restated Agreement, as if such termination had not occurred; provided, however, in the event that Executive's employment with Employer is terminated pursuant to Section 7(c)(iii) hereof, Executive shall receive such payments as are set forth in his Executive Agreement with Employer, as amended, in lieu of the payments or benefits due and payable under Section 3 hereof.

     (d) Termination Upon Disability. Notwithstanding Executive's right to receive full compensation for any period of illness or incapacity during the term of his employment under this Amended and Restated Agreement pursuant to
Section 8 hereof, Employer shall have the right to terminate his employment under this Amended and Restated Agreement upon thirty (30) days prior written notice if (i) Executive's Disability

                                      -9-
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has disabled Executive totally from rendering service to the Employer for at least a six (6) month consecutive period during the term of his employment, (ii) Executive's "Disability" is within the meaning of such defined term in Employer's group long-term disability policy, and (iii) Executive is covered under such policy. In the event of Executive's termination upon Disability, Executive shall be entitled to receive as severance pay each month for the three
(3) years immediately following the date of termination an amount in cash equal to the difference, if any, between (i) the sum of (y) the amount of payments Executive receives or will receive during that month pursuant to the disability insurance policies maintained by Employer for Executive's benefit and (z) the adjustment described in the next sentence and (ii) Employee's base monthly
salary on the date of termination due to Disability.    The adjustment referred
to in clause (z) of the preceding sentence is the amount by which any tax-exempt payments referred to in clause (y) would need to be increased if such payments were subject to tax in order to make the after-tax proceeds of such payments equal to the actual amount of such tax-exempt payments.

          (e) Termination Upon Death. Subject to the terms of the Stock in Lieu of Salary Plan and the Stock in Lieu of Bonus Plan, if Executive dies, his estate shall receive his then-current Basic Salary through the last day of the month of Executive's death in a lump sum payment, plus any bonus previously awarded but unpaid, and any accrued but unpaid vacation pay through the last day of the month in which Employee's death occurs.

     8.   Sick Benefits.  Subject to Section 7(d) hereof, Executive shall
          -------------
receive full compensation for any period of illness or incapacity during the term of his employment under this Amended and Restated Agreement.

     9.   Directors' and Officers' Liability Insurance.  Employer shall maintain
          --------------------------------------------
Directors' and Officers' liability insurance for the benefit of Executive (and
other executives of Employer).   After Executive is no longer employed by
Employer, for three

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(3) years following the date of termination of Executive's employment, Employer shall provide Executive with Director's and Officers' liability insurance coverage for events occurring prior to the termination of Executive's employment that is no less favorable than Employer's Directors' and Officers' liability insurance policy in effect on the date first written above in terms of coverage and amounts; provided, however, that the annual cost to Employer of such coverage shall not exceed two hundred percent (200%) of Employer's fiscal 1997 annual premium for its Directors' and Officers' liability insurance policy (it being understood that in any case Employer shall provide as much coverage as possible for such two hundred percent (200%) premium amount).

     10.  Executive Obligation to Employer.  During the period in which
          --------------------------------
Executive is employed by Employer, Executive agrees to use his reasonable best efforts to advance the interests of Employer, within appropriate guidelines of Employer, and to conduct his business duties for Employer in a professional manner.

     11.  Confidential Information.  Executive agrees that during or after the
          ------------------------
period of his employment, he will not, without authorization from Employer or except as required by law, divulge, disclose or otherwise communicate to any person or company any information of a private, internal or confidential nature pertaining to specific details of Employer's business, functions or operations; provided, however, that the foregoing restriction is not applicable to information concerning Employer's business which was or became generally available to the public other than as a result of a disclosure by Executive. Executive further agrees that, upon termination of his employment with Employer for any reason, he will promptly return to Employer all books and records of or pertaining to Employer's business, and all other property belonging to Employer which is in his custody or possession.

     12.  Mitigation. Executive shall not be required to mitigate the amount of
          ----------
any payment, benefit, or other Trust obligation provided for in this Agreement by seeking other employment or otherwise and no such payment, benefit or other Trust obligation

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shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment.

     13.  Indemnification.
          ---------------

          (a) General.  Employer agrees that if Executive is made a party or
              -------
threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that Executive is or was a trustee, director or officer of Employer or any subsidiary thereof or is or was serving at the request of Employer or any subsidiary thereof as a trustee, director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employees benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a trustee, director, officer, member, employee or agent while serving as a trustee, director, officer, member, employee or agent, Executive shall be indemnified and held harmless by Employer to the fullest extent authorized by the Trust's Third Amended and Restated Declaration of Trust, dated as of May 24, 1984 and by District of Columbia law, as the same exists or may hereafter be amended, against all Expenses (as hereinafter defined) incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if Executive has ceased to be an officer, director, trustee or agent, or is no longer employed by Employer and shall inure to the benefit of his heirs, executors and administrators; provided, however, that Executive shall not be so indemnified for any Proceeding which shall have been adjudicated to have arisen out of or been based upon his willful misconduct, bad faith, gross negligence or reckless disregard of duty or his failure to act in good faith in the reasonable belief that his action was in the best interests of Employer.

          (b) Expenses.  As used in this Amended and Restated Agreement, the
              --------
term "Expenses" shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements, and costs, attorneys' fees, accountants'

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investigations, and any expenses of establishing a right to indemnification under this Amended and Restated Agreement.

          (c) Enforcement.  If a claim or request under this Amended and
              -----------
Restated Agreement is not paid by Employer or on its behalf, within thirty (30) days after a written claim or request has been received by Employer, Executive may at any time thereafter bring suit against Employer to recover the unpaid amount of the claim or request and if successful in whole or in part, Executive shall be entitled to be paid also the expenses of prosecuting such suit. All obligations for indemnification hereunder shall be subject to, and paid in accordance with, applicable District of Columbia law.

          (d) Partial Indemnification.  If Executive is entitled under any
              -----------------------
provision of this Amended and Restated Agreement to indemnification by Employer for some or a portion of any Expenses, but not, however, for the total amount thereof, Employer shall nevertheless indemnify Executive for the portion of such Expenses to which Executive is entitled.

          (e) Advances of Expenses.  Expenses incurred by Executive in
              --------------------
connection with any Proceeding shall be paid by Employer in advance upon request of Executive that Employer pay such Expenses and upon Executive's delivery of an undertaking to reimburse Employer for Expenses with respect to which Executive is not entitled to indemnification.

          (f) Notice of Claim.  Executive shall give to Employer notice of any
              ---------------
claim made against him for which indemnification will or could be sought under this Amended and Restated Agreement, but the failure of Executive to give such notice shall not relieve Employer of any liability Employer may have to Executive except to the extent that Employer is prejudiced thereby. In addition, Executive shall give Employer such information and cooperation as it may reasonably require and as shall be within Executive's power and at such time and places as are convenient for Executive.

          (g) Defense of Claim.  With respect to any Proceeding as to which
              ----------------

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Executive notifies Employer of the commencement thereof;

                (i) Employer will be entitled to participate therein at its own expense; and

                (ii) Except as otherwise provided below, to the extent that it may wish, Employer will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Executive. Executive also shall have the right to employ his own counsel in such action, suit or proceeding if he reasonably concludes that failure to do so would involve a conflict of interest between Employer and Executive, and under such circumstances the fees and expenses of such counsel shall be at the expense of Employer.

                (iii) Employer shall not be liable to indemnify Executive under this Amended and Restated Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Employer shall not settle any action or claim in any manner which would not include a full and unconditional release of Executive without Executive's prior written consent. Neither Employer nor Executive will unreasonably withhold or delay their consent to any proposed settlement.

          (h)   Non-exclusivity.  The right to indemnification and the payment
                ---------------
of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Amended and Restated Agreement shall not be exclusive of any other right which Executive may have or hereafter may acquire under any statute, provision of the declaration of trust or certificate of incorporation or by-laws of Employer or any subsidiary, agreement, vote of shareholders or disinterested directors or trustees or otherwise.

     14.  Legal Fees and Expenses.  Employer shall reimburse Executive promptly
          -----------------------
following the date first written above for all legal fees and expenses incurred by Executive in connection with Employer and Executive entering into this Amended and

Restated Agreement and any other agreements contemplated hereby upon receipt of reasonable written evidence of such fees and expenses. If any contest or dispute shall arise between Employer and Executive regarding any provision of this Amended and Restated Agreement or an agreement contemplated hereby, Employer shall reimburse Executive (in addition to Executive's right to legal fees and expenses under Section 7(a) hereof) for (i) all legal fees and expenses incurred by Executive in connection with defending such contest or dispute and (ii) all legal fees and expenses incurred by the Executive in bringing such contest or dispute, in each case so long as the Executive is acting in good faith. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.

     15.  General Provisions
          ------------------

          (a)   Severability.  In case any one or more of the provisions of this
                ------------
Amended and Restated Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect (1) such invalidity, illegality or unenforceability shall not affect any other provisions of this Amended and Restated Agreement,
(2) this Amended and Restated Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and (3) if the effect of a holding or finding that any such provision is either invalid, illegal or unenforceable is to modify to Executive's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to Executive intended by Employer and Executive in entering into this Amended and Restated Agreement, Employer shall promptly negotiate and enter into an agreement with Executive containing alternative provisions (reasonably acceptable to Executive) that will restore to Executive (to the extent legally permissible) substantially the same economic, substantive and income tax benefits Executive would have enjoyed had any such provision of this Amended and Restated Agreement been upheld as legal, valid and enforceable. Failure to insist upon strict compliance with any provision of this Amended and Restated Agreement shall not be deemed a waiver of such provision or of any other provision of this Amended and Restated Agreement.

          (b)   Modification and Waiver.  No provision of this Amended and
                -----------------------
Restated Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing and signed by Executive and by a person duly authorized by the Board.

          (c)   Successor and Assigns.  No rights or obligations of Employer
                ---------------------
under this Amended and Restated Agreement may be assigned or transferred except that Employer will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume and agree to perform this Amended and Restated Agreement in the same manner and to the same extent that the Company would be required to perform it as if no succession had taken place. In the event of such assignment, any and all references to Employer in other paragraphs of this Amended and Restated Agreement shall be deemed to mean and include such assignee. No rights or obligations of Executive under this Amended and Restated Agreement may be assigned or transferred by Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Amended and Restated Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Amended and Restated Agreement. Executive shall be entitled to select and change one or more beneficiaries to receive any amount that may be payable hereunder after his death by giving Employer written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Amended and Restated Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiaries, estate or other legal representatives. If Executive should die following termination of his employment with Employer while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Amended and Restated Agreement to such person or persons so appointed in writing by Executive, or otherwise to his legal representatives or estate.

          (d)   No Attachments.  Except as required by law, no right to receive
                --------------
payments under this Amended and Restated Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no effect.

          (e)   No Set-Off.  The Trust shall have no right of set-off, reduction
                ----------
or counterclaim in respect of any debt or other obligation of Executive to the Trust against any payment, benefit or other Trust obligation to Executive provided for in this Amended and Restated Agreement or pursuant to any other plan, agreement or policy; provided, however, that the Trust may reduce any payment provided for in this Amended and Restated Agreement in the event of the termination of Executive's employment (i) due to Disability or (ii) without Cause, by the amount of any payment made to Executive pursuant to a Restricted Share Award Agreement between Executive and the Trust in the event of the termination of Executive's employment due to Disability or without Cause expressly intended to act as a setoff against any payment provided for in this Amended and Restated Agreement, such intention to be evidenced only by a written instruction in such Restricted Share Award Agreement.

          (f)   Headings.  The headings of Sections and Subsections hereof are
                --------
included solely for conveniences of reference and shall not control the meaning or interpretation of any of the provisions of this Amended and Restated Agreement.

          (g)   Governing Law.  This Amended and Restated Agreement has been
                -------------
executed and delivered in the State of Maryland shall be construed in accordance with and governed for all purposes by the laws of the State of Maryland.

          (h)   Confidentially of Employment Relationship.  Employer, except to
                -----------------------------------------
the extent required by law, will not make or publish, without the express prior written consent of Executive, any written or oral statement concerning the terms of Executive's employment relationship with Employer and will not, if for any reason he or Employer severs his employment with Employer, make or publish any written or oral statement concerning Executive including, without limitation, his work-related performance or the reasons or basis for Executive or Employer severing his employment relationship with Employer; provided, however, that the foregoing restriction is not applicable to information concerning the Executive's employment relationship with Employer which was or became generally available to the public other than as a result of a disclosure by Employer.

          (i)   Termination of Prior Agreements.  Except as may otherwise be
                -------------------------------
provided herein, this Amended and Restated Agreement shall terminate and supersede any and all prior written agreements existing between Employer and Executive prior to the date hereof which address the same subject matter as this Amended and Restated Agreement with respect to the terms and conditions of Executive's employment with Employer, and Employer and Executive hereby mutually release and discharge each other from any further obligation, liability or responsibility under any of the foregoing.

          (j)   Notices.  Any notice required or permitted to be given under
                -------
this Amended and Restated Agreement shall be in writing and shall be deemed to have been given when delivered in person or when deposited in the U.S. mail, registered or certified, postage prepaid, and mailed to the respective addresses set forth herein, unless a party changes its address for receiving notices by giving notice in accordance with this Subsection, in which case, to the address specified in such notice.

          (k)   Survival.  The agreements and obligations of Employer and
                --------
Executive made in Sections 7, 9, 11, 12, 13, 14, and 15 of this Amended and Restated Agreement shall survive the expiration or termination of this Amended and Restated Agreement.

          (l)   Federal Income Tax Withholding.  Employer may withhold from any
                ------------------------------
benefits payable under this Amended and Restated Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          (m)   Source of Payments.  All payments provided under this Amended
                ------------------
and Restated Agreement shall be paid in cash from the general funds of Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment.

          (n)   Exculpatory Clause.  Neither Employer's shareholders nor the
                ------------------
Trustees, officers, employees or agents of Employer shall be liable under this Amended and Restated Agreement, and Executive shall look solely to Employer's estate for the payment of any claim under or for performance of this Amended and Restated Agreement. The Trust is organized pursuant to a Third Amended and Restated Declaration of Trust dated as of May 24, 1984.

          (o)   Counterparts.  This Amended and Restated Agreement may be
                ------------
executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     IN WITNESS WHEREOF, the parties have executed and delivered this Amended and Restated Agreement as of the day and year indicated above.

                                   STEVEN J. GUTTMAN

                                   /s/ Steven J. Guttman
                                   --------------------------------------------


                                   Address:

                                   5126 Wissioming Road
                                   Bethesda, MD 20816

                                   FEDERAL REALTY INVESTMENT TRUST


                                   By: /s/ Kristin Gamble
                                   --------------------------------------------
                                   Name:  Kristin Gamble
                                   Title:  Chair, Compensation Committee

                                   Address:

                                   1626 East Jefferson Street
                                   Rockville, MD 20852